Exhibit 5.1

Our Ref: 160363:PFG

22 December 2025

Nova Minerals Limited

Suite 5, 242 Hawthorn Road

Caulfield, Victoria 3161

Australia

Dear Sir/Madam,

RE:	AUSTRALIAN COUNSEL OPINION - PROPOSED ADS OFFERING

We have acted as Australian legal counsel to Nova Minerals Limited, an Australian public company limited by shares (the Company), in connection with a Registration Statement on Form F-3 (File No: 333-292084) (the Registration Statement) filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), including the prospectus which forms a part of the Registration Statement (the Prospectus) relating to the offer and sale by the Company of an aggregate of up to up to 3,367,545 American Depositary Shares (or ADSs) each ADS representing twelve (12) ordinary fully paid shares, no par value (Ordinary Shares) or 40,410,540 Ordinary Shares in the aggregate (the Offering), including ADSs representing Ordinary Shares to be issued pursuant to the overallotment option the Underwriters, to ThinkEquity LLC, as representative (the Representative) of the several underwriters (the Underwriters) pursuant to an underwriting agreement to be entered into by and between the Company and the Underwriters on 18 December 2025 (the Underwriting Agreement).

We have acted as Australian counsel to the Company in connection with the Offer.

As counsel to the Company in Australia, we have examined copies of the Constitution of the Company (as amended) and such corporate records, instruments, and other documents relating to the Company in respect of the Offering and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, in our opinion, the Shares underlying the issued ADSs the subject of the Offering are duly authorised, and when issued and sold as contemplated in the Registration Statement and the related Prospectus, and upon payment and delivery in accordance with the Underwriting Agreement, will be legally issued, fully-paid and non-assessable1

Our firm’s lawyers are Australian Legal Practitioners, and the opinions expressed herein are limited to questions arising under the laws of the Commonwealth of Australia, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to update this letter in connection with any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Yours faithfully

QR LAWYERS PTY LTD

/s/ Patrick Gowans

1 For the purpose of this opinion, the term “nonassessable”, when used to describe the liability of a person as the registered holder of shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of Ordinary Shares, having fully paid all amounts due on such Ordinary Shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Ordinary Shares.